UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

Chimerix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Meridian Parkway, Suite 100

Durham, NC 27713

(Address of principal executive offices, including zip code)

(919) 806-1074

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Bylaws

On December 8, 2022, the Company’s board of directors approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective on the same day. The amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), by clarifying that no person may solicit proxies in support of a director nominee other than the Company’s board of directors’ nominees unless such person has complied with all requirements of the Amended and Restated Bylaws and all applicable legal requirements, including Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements thereunder. The amendments further require reasonable evidence that such requirements have been satisfied and provide that the failure to abide by such requirements will result in any such nominations being disregarded. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Company’s board of directors. The bylaws also require any nomination proposal to disclose any compensation arrangement between a nominee and a proponent of such nominee. The amendments also make the following other technical, modernizing and clarifying changes: (1) eliminating the requirement that the Company make a stockholder list available during a meeting of stockholders, consistent with recent amendments to the General Corporation Law of the State of Delaware (“DGCL”); (2) granting the Company explicit authority to postpone, reschedule or cancel any previously scheduled meeting of stockholders; (3) specifying the number of nominees a stockholder may nominate at the annual meeting; (4) addressing the irrevocability and revocability of proxies; (5) specifying the mechanics for the appointment of inspectors at a meeting of stockholders and the power and authority of such inspectors, consistent with the applicable provisions of the DGCL; and (6) shortening the required notice for special meetings of the board of directors from 24 hours to 6 hours if delivered by person or telephone or 12 hours if delivered by electronic transmission.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended and Restated Bylaws filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 8, 2022, the Company issued a press release announcing the successful launch of the ONC201 Phase 3 ACTION study at the recent Society for Neuro Oncology (SNO) Conference, which took place in late November 2022 in Tampa, Florida, and providing operational updates. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 8, 2022, the Company also made available an updated corporate presentation (the “Presentation”) that the Company intends to use, in whole or in part, in meetings with investors, analysts and others. The Presentation can be accessed through the “Investors” section of the Company’s website. A copy of the Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and the attached Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and the attached Exhibits 99.1 and 99.2 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Chimerix, Inc.
99.1	Press Release of Chimerix, Inc., dated December 8, 2022.
99.2	Chimerix, Inc. Corporate Presentation, dated December 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022	Chimerix, Inc.

	By:	/s/ Michael T. Andriole
	Name:	Michael T. Andriole
	Title:	Chief Business and Financial Officer